Exhibit 10.1
MUTUAL RESCISSION AGREEMENT
     THIS MUTUAL RESCISSION (the “Rescission Agreement”), is made and entered into as of February 4, 2011, by and among Odimo Incorporated, a Delaware corporation (“Odimo”); the majority shareholder of Odimo listed on Schedule A attached hereto and made a part hereof (the “Odimo Shareholder”); Standard Crushed Stone Industry Limited, a Cayman Island company (“Standard Crushed”), and Republic Rock United Industry Limited, a British Virgin Islands company and the sole shareholder of Standard Crushed (“Republic Rock”). Odimo, the Odimo Shareholder, Standard Crushed and Republic Rock are sometimes referred to herein collectively as the “Parties” and individually as the “Party”). Zhilian Chen, Zhihua Chen and Zhenjun Wu are parties to this Agreement for purposes of Section 3(c) only.
Recitals:
     A. Pursuant to that certain Share Exchange Agreement by and among Odimo, Standard Crushed, Republic Rock and Elao, LLC dated October 29, 2010 (the “Exchange Agreement”), which closed on November 11, 2010 (the “Effective Time”), Odimo acquired all of the outstanding capital stock of Standard Crushed and Standard Crushed became a wholly-owned subsidiary of Odimo, in exchange for the issuance by Odimo of an aggregate of 235,281,759 shares of Odimo Common Stock (the “Reverse Merger”). Prior to the Effective Time, Hubei Jinlong Cement Co., Ltd (“Hubei Jinlong”), a company organized under the People’s Republic of China (the “PRC”), entered into contractual arrangements which effectively gave Standard Crushed exclusive dominion and control over Hubei Jinlong’s business operations and management (the “Contractual Arrangements”).
     B. Notwithstanding anything to the contrary contained in the Exchange Agreement, this Rescission Agreement shall constitute an amendment to the Exchange Agreement. Any capitalized term used herein and not defined herein shall have the same meaning ascribed to such term in the Exchange Agreement.
     C. In January 2011, (the “Termination Date”), Odimo had been advised that (i) its application made under the Circular on Issues Relevant to Foreign Exchange Control with Respect to the Round-trip Investment of Funds Raised by Domestic Residents Through Offshore Special Purpose Vehicles (“Circular 75”) issued in October 2005 by the PRC State Administration of Foreign Exchange (“SAFE”) had not been approved (the “Non-Approval”). As a result of the Non- Approval, Odimo is precluded from engaging in equity financing outside of China and Hubei Jinlong is not able to carry out its business plan.
     D. The Parties have each mutually agreed to, and determined that it is fair to, and in their best interests to, rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby as if they never occurred upon the terms and subject to the conditions set forth in this Rescission Agreement.
     E. A majority of the Odimo shareholders have approved this Rescission Agreement and the transactions contemplated and described hereby, including, without limitation, to rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby as if they never occurred, upon the terms and subject to the conditions set forth in this Rescission Agreement.
     F. Effective ab initio, and subject to the terms set forth herein, the Parties agree to rescind the Exchange Agreement and unwind the Reverse Merger and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in this Rescission Agreement.
Agreement
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including avoiding the costs of litigation, the Parties agree as follows:
     1. Recitals. The above stated Recitals are true and correct and are incorporated by reference into this Agreement.

     2. Rescission. Effective ab initio, the Exchange Agreement, in its entirety, is hereby unequivocally rescinded, abrogated, cancelled, void in its inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the Exchange Agreement and Reverse Merger. Upon completion of the deliveries set forth in Section 3 below, the obligations of all Parties shall be terminated and the Reverse Merger and the transactions contemplated thereby unwound and voided as if the Exchange Agreement was never entered into and the Reverse Merger never occurred. All agreements entered into, as contemplated by the Exchange Agreement, are terminated effective ab initio.
     3. Deliveries. Contemporaneous with the execution of this Recission Agreement, the following shall occur:
          (b) Odimo shall deliver to Standard Crushed all of the outstanding shares of common stock of Standard Crushed which were issued to Odimo under the Exchange Agreement, together with such executed stock powers as may be reasonably requested in order to complete the transfer (the “Standard Crushed Shares”), and Standard Crushed shall deliver to Odimo the 235,281,759 shares of common stock of Odimo which were issued to Standard Crushed or their designees under the Exchange Agreement together with such executed stock powers as may be reasonably requested in order to complete the transfer; and
          (c) Odimo shall (i) appoint Alan Lipton as a member of the Board of Directors of Odimo; and (ii) all directors other than Lipton and all officers of Odimo shall resign.
     4. Representations.
          (a) Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.
          (b) Odimo represents that since the Effective Time and through the date hereof, Odimo has not incurred any expense or liability.
          (c) Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of the actions of an indemnifying Party for:
               (i) Any breach of or inaccuracy in representations, warranties or agreements herein;
               (ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying Party or any of its directors or officers.
          (d) The representations, warranties and agreements contained in this Rescission Agreement shall be binding on each Party’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.
     5. Time of the Essence. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Rescission Agreement.
     6. Confidentiality. Each Party hereto agrees with the other Party that, unless and until the transactions contemplated by this Rescission Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Rescission Agreement.

     7. Report on Form 8- K. The Parties agree that Odimo will file a Form 8-K with the SEC within four (4) days of the date hereof reporting this Rescission Agreement.
     8. Counterparts and Fax Signatures. This Rescission Agreement may be executed by fax signature and in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed a single instrument.
     9. Benefit. This Rescission Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto, and their permitted assigns hereunder. This Rescission Agreement shall not be assigned by any Party without the prior written consent of the other Party.
     10. Severability. In the event that any particular provision or provisions of this Rescission Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective Parties hereto.
     11. Execution Knowing and Voluntary. In executing this Rescission Agreement, the Parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Rescission Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Rescission Agreement voluntarily, free from any influence, coercion or duress of any kind.
     12. Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching Party or Parties shall reimburse the non-breaching Party or Parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.
     13. Governing Law, Forum and Consent to Jurisdiction. This Rescission Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Delaware. Each of the Parties hereto hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising in connection with this Rescission Agreement to the exclusive general jurisdiction of the Courts of the State of Delaware.
     14. Entire Agreement. This Rescission Agreement represents the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior oral or written agreements or undertakings between the Parties to such matters. This Rescission Agreement alone fully and completely expresses the agreement of the Parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all of the Parties hereto.
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[Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties hereto have caused this Rescission Agreement to be executed by their respective duly authorized officers or representatives and entered into as of the date first above written.

ODIMO INCORPORATED
By:	/s/ Zhilian Chen
	Name:	Zhilian Chen
	Title:	Chief Executive Officer and Chairman of the Board

STANDARD CRUSHED STONE INDUSTRY LIMITED
By:	/s/ Zhilian Chen
	Name:	Zhilian Chen
	Title:	Chairman

REPUBLIC ROCK UNITED INDUSTRY LIMITED
By:	/s/ Zhilian Chen
	Name:	Zhilian Chen
	Title:	Chairman

For purposes of Section 3 (c) only:
By:	/s/ Zhilian Chen
	Name:	Zhilian Chen

By:	/s/ Zhihua Chen
	Name:	Zhihua Chen

By:	/s/ Zhenjun Wu
	Name:	Zhenjun Wu

SCHEDULE A
Odimo Shareholder:
Republic Rock United Industry Limited

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